Exhibit 4.3

ORTHOFIX MEDICAL INC.

INDUCEMENT PLAN FOR SEASPINE EMPLOYEES

1.
PURPOSE

The purpose of the Plan is to enable Orthofix Medical Inc. (the “Company”) to award Options and Stock Units to persons employed by SeaSpine Holdings Corporation (“SeaSpine”) in connection with the proposed merger of SeaSpine with and into a wholly owned subsidiary of the Company after which the existence of the subsidiary shall cease, and SeaSpine shall continue as a wholly owned subsidiary of the Company (the “Transaction”), in each case as an inducement material to the individual’s continuing their employment with the Company or its current or future Subsidiaries upon consummation of the Transaction and to promote the success of the business of the Company and its current or future Subsidiaries. The Plan is intended to comply with Section 5635(c)(4) and IM-5635-1 of the Nasdaq Stock Market listing requirements, which provide an exception to the shareholder approval requirement for the issuance of securities with regard to grants to prospective employees of the Company, including without limitation grants to new employees in connection with a merger or other acquisition.

2.
DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply, unless the context clearly indicates otherwise:

2.1
“Affiliate”

means any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided, that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2
“Applicable Laws”

means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed.

2.3
“Award”

means, individually or collectively, a grant under the Plan of an Option or a Stock Unit.

2.4
“Award Agreement”

means the agreement, in such paper, electronic or other form as determined by the Committee, between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5
“Benefit Arrangement”

shall have the meaning set forth in Section 11.

2.6
“Board”

means the Board of Directors of the Company.

2.7
“Cause”

shall have the meaning set forth in the applicable Award Agreement between the Grantee and the Company or, if not defined in such Award Agreement, means, as determined by the Committee, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be finding, binding and conclusive.

2.8
“Code”

means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.9
“Committee”

means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1 (or, if no Committee has been so designated, the entire Board itself).

2.10
“Company”

means Orthofix Medical Inc. and any successor thereto.

2.11
“Corporate Transaction”

means, subject to Section 14.10, (a) a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of all classes of stock of the Company; (b) individuals who on the Effective Date constitute the Board (together with any new Directors whose election by such Board or whose nomination by such Board for election by the shareholders of the Company was approved by a vote of at least a majority of the members of such Board then in office who either were members of such Board on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office; (c) the Company consummates a transaction with, or merger with or into, any Person, or any Person consummates a transaction with, or merger with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the surviving Person in such merger or consolidation transaction immediately after such transaction; (d) there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or (e) the shareholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company. The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Corporate Transaction has occurred pursuant to the above definition, the date of the occurrence of such Corporate Transaction, and any incidental matters relating thereto. For the avoidance of doubt, the Transaction shall not constitute a Corporate Transaction.

2.12
“Disability”

means the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.13
“Exchange Act”

means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.14
“Fair Market Value”

means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as follows, subject to Section 14.3:

(a)
If on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange (a “Stock Exchange”), or are publicly traded on an established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or Securities Market (provided that if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination) on the Grant Date or other determination date. If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be, as determined by the Committee, the mean between (i) the highest bid price and the lowest asked price of the Stock as reported on such Stock Exchange or such Securities Market on such date or (ii) the high and low sale prices of the Stock as reported on such Stock Exchange or such Securities Market on such date, or if no sale of Stock shall have been so reported for such date, on the immediately preceding day on which any sale of Stock shall have been reported on such Stock Exchange or Securities Market.
(b)
If on such Grant Date or other determination date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
2.15
“Family Member”

means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.16
“Grant Date”

means, as determined by the Committee, the later to occur of (a) the date as of which the Company completes the corporate action constituting the Award, or (b) such date subsequent to the date specified in clause (a) as may be specified by the Committee.

2.17
“Grantee”

means a person who receives or holds an Award under the Plan.

2.18
“Option”

means an option to purchase one or more shares of Stock at a specified Option Price pursuant to Section 8. No Options granted under the Plan are intended to be incentive stock options under Code Section 422.

2.19
“Option Price”

means the exercise price for each share of Stock subject to an Option.

2.20
“Other Agreement”

shall have the meaning set forth in Section 11.

2.21
“Outside Director”

means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.22
“Parachute Payment”

shall have the meaning set forth in Section 11.

2.23
“Plan”

means this Orthofix Medical Inc. Inducement Plan for SeaSpine Employees, as it may be further amended from time to time.

2.24
“Purchase Price”

means the purchase price, if any, for each share of Stock subject to an Award of Stock Units.

2.25
“Securities Act”

means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.26
“Separation from Service”

shall have the meaning given such term in Code Section 409A.

2.27
“Service”

means service of a Grantee as a Service Provider to the Company or any Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated Service, so long as the Grantee continues to be a Service Provider to the Company or any Affiliate. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate. Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive.

2.28
“Service Provider”

means, as of any date of determination, (a) an employee, officer, or director of the Company or an Affiliate, or (b) a consultant (who is a natural person) or adviser (who is a natural person) of the Company or any Affiliate who provides bona fide services to the Company or any Affiliate and whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s stock.

2.29
“Share Limit”

shall have the meaning set forth in Section 4.1.

2.30
“Stock”

means the common stock, par value $0.01 per share, of the Company, or any security for which the shares of Stock may be exchanged or into which the shares of Stock may be converted.

2.31
“Stock Unit”

means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 9 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash or a combination thereof.

2.32
“Subsidiary”

means any corporation (other than the Company) or non-corporate entity with respect to which the Company and Subsidiaries collectively own, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

3.
ADMINISTRATION OF THE PLAN
3.1
Committee.
(a)
The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (i) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (ii) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s articles of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.
(b)
In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee or another committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to the Committee or such other committee pursuant to this Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or other committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.
(c)
Except as provided in Section 3.2 and except as the Board may otherwise determine, the Committee shall consist of two or more Outside Directors of the Company who: (a) meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (b) comply with the independence requirements of the Stock Exchange or Securities Market on which the Stock is listed or publicly traded; provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.
(d)
The Board may also appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act and any Stock Exchange or Securities Market on which the Stock is listed or publicly traded. Any reference to “Committee” in the Plan, any Award or any Award Agreement shall be deemed, as applicable, to refer to any committee appointed by the Board pursuant to this Section 3.1.
(e)
No member of the Board or Committee, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of this Plan or the Award Agreement and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with this Plan or the Award Agreement, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to this Plan or the Award

Agreement, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice. Anything in the Plan or the Award Agreement to the contrary notwithstanding, any authority or responsibility that, under the terms of this Plan or the Award Agreement may be exercised by the Committee, may alternatively be exercised by the Board.
3.2
Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of incorporation and bylaws and Applicable Laws.

3.3
Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)
designate Grantees;
(b)
determine the type or types of Awards to be made to a Grantee;
(c)
determine the value or number of shares of Stock to be subject to an Award;
(d)
establish the terms and conditions of each Award (including the Option Price of any Option and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements));
(e)
prescribe the form of each Award Agreement evidencing an Award; and
(f)
amend, modify, reprice (except as such practice is prohibited by Section 3.5 herein), or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, materially impair the Grantee’s rights under such Award.

3.4
Forfeiture; Recoupment
(a)
The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company or Affiliate policy or procedure, (vi) other agreement, or (vii) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.
(b)
Any Award granted pursuant to the Plan, shall be subject to mandatory repayment by the Grantee of such Award to the Company to the extent that such Grantee is or in the future becomes subject to (i) any Company or Affiliate “clawback” or recoupment policy or (ii) any Applicable Laws, in each case that require the repayment by such Grantee to the Company or Affiliate of compensation paid to such Grantee by the Company or an Affiliate in the event that such Grantee fails to comply with, or violates, the terms or requirements of such policy including to implement Section 10D of the Exchange Act and any rules and regulations promulgated thereunder (including rules or regulations of any applicable national securities exchange).
3.5
No Repricing.

Notwithstanding anything in the Plan to the contrary, except in connection with a Corporate Transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not (a) amend the terms of outstanding Options to reduce the Option Price of such outstanding Options; (b) cancel or assume outstanding Options in exchange for or substitution of Options with an Option Price that is less than the Option Price of the original Options; or (c) cancel or assume outstanding Options with an Option Price above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action (i) is subject to and approved by the Company’s shareholders, or (ii) is an appropriate adjustment pursuant Section 13.

3.6
Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalent rights and, in connection therewith, provisions for converting such credits into deferred Stock equivalents and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no dividend equivalent rights may be granted in connection with, or related to, an Award of Options. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7
No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.8
Stock Issuance; Book-Entry.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including by book-entry or direct registration or by the issuance of one or more stock certificates.

4.
STOCK SUBJECT TO THE PLAN
4.1
Number of Shares of Stock Available for Awards.

Subject to adjustment pursuant to Section 13, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to 1,332,193 shares (the “Share Limit”). Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan. Shares of Stock to be issued under the Plan shall be authorized but unissued shares, or, to the extent permitted by Applicable Laws, shares of treasury stock and issued shares that have been reacquired by the Company.

4.2
Share Usage.
(a)
Shares of Stock subject to an Award shall be counted against the Share Limit as used as of the Grant Date.
(b)
Any shares of Stock that are subject to Awards shall be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award.
(c)
The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of an Option granted under the Plan, (iii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 14.3 or (iv) purchased by the Company with proceeds from Option exercises.
5.
EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1
Effective Date.

The Plan was adopted by the Board and became effective as of January 3, 2023 (the “Effective Date”), contingent and effective on the consummation of the Transaction.

5.2
Term.

The Plan shall terminate automatically on the first to occur of (a) the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.3, and (c) the date determined in accordance with Section 13.3. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.3
Amendment, Suspension and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan or any Award Agreement, provided, that with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan or any Award Agreement shall, without the consent of the Grantee, materially impair the Grantee’s rights under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange or Securities Market on which the Stock is then listed or publicly traded), provided that no amendment shall be made to the no-repricing provisions of Section 3.5 or the Option Price provisions of Section 8.1 without the approval of the Company’s shareholders.

6.
AWARD ELIGIBILITY

Only persons who are officers or employees (within the meaning of Section 5635(c) of the Nasdaq Stock Market listing requirements) of SeaSpine immediately prior to consummation of the Transaction shall be eligible for selection by the Committee for the grant of Awards hereunder, which shall be granted as an inducement material to each such individual’s entering into employment with the Company or one of its Subsidiaries upon consummation of the Transaction. Awards shall not become effective until consummation of the Transaction and the Grantee’s commencement of employment with the Company or one of its Subsidiaries. No Award shall be granted hereunder to any person who is an officer or employee of, or who is rendering services to, the Company or any of its Subsidiaries immediately prior to the Transaction.

7.
AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.
TERMS AND CONDITIONS OF OPTIONS
8.1
Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2
Vesting and Exercisability.

Subject to Sections 8.3 and 13.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement; provided, that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3
Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4
Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5
Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 13 which results in the termination of such Option.

8.6
Method of Exercise.

Subject to the terms of Sections 10 and 14.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7
Rights of Holders of Options.

A Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 13, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8
Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.

8.9
Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10
Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of shares as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

9.
TERMS AND CONDITIONS OF STOCK UNITS
9.1
Grant of Stock Units.

Awards of Stock Units shall be made for no consideration (other than the par value of the shares of Stock, which shall be deemed paid by past or future Services by the Grantee to the Company or an Affiliate).

9.2
Restrictions.

Subject to Section 13.3, at the time a grant of Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “restricted period”) applicable to such Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the restricted period. Awards of Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed.

9.3
Voting and Dividend Rights.

Holders of Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s shareholders).

9.4
Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

9.5
Termination of Service.

Unless the Committee provides otherwise in an Award Agreement or in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to receive dividends with respect to such Stock Units.

9.6
Delivery of Shares of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by the Stock Unit have been delivered in accordance with this Section 9.6.

10.
FORM OF PAYMENT FOR OPTIONS
10.1
General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company.

10.2
Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

10.3
Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 14.3.

10.4
Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option may be made in any other form that is consistent with Applicable Laws, including (a) Service to the Company or an Affiliate and (b) net exercise, net settlement or share withholding.

11.
PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section

280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a)
to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and
(b)
if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options, then by reducing or eliminating any accelerated vesting of Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

12.
REQUIREMENTS OF LAW
12.1
General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person of any provision of the Company’s articles of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock subject to such Option are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

12.2
Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

13.
EFFECT OF CHANGES IN CAPITALIZATION
13.1
Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options but shall include a corresponding proportionate adjustment in the per share Option Price. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Committee shall, in such manner as it deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options as required to reflect such distribution..

13.2
Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Corporate Transaction.

Subject to Section 13.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price, if applicable, so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares of Stock remaining subject to the Option as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger, or consolidation.

13.3
Corporate Transaction in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a)
All Grantees of shares of Stock Units shall become vested in their Awards as of immediately prior to the occurrence of a Corporate Transaction and any shares of Stock or cash that become vested pursuant to the operation of this Section 13.3(a) shall be delivered, immediately prior to the occurrence of such Corporate Transaction;
(b)
All Grantees of Options shall become immediately vested in their Awards as of immediately prior to the occurrence of a Corporate Transaction; and
(c)
Either or both of the following two actions may be taken:
(i)
At least fifteen (15) days prior to the scheduled consummation of such a Corporate Transaction, notice shall be given to all Grantees of vested Options outstanding hereunder (including Options that become vested pursuant to the operation of Section 13.3(b)) that such Options shall remain exercisable for a period of fifteen (15) days and shall thereafter be terminated. With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Corporate Transaction and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

and/or

(ii)
The Committee may elect, in its sole discretion, to cancel any outstanding Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Corporate Transaction and, in the case of Options, equal to the product of the number of shares of Stock subject such Options multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (B) the Option Price applicable to such Options.
13.4
Corporate Transaction in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(a)
The Plan and the Awards theretofore granted under the Plan shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Awards, or for the substitution for such Awards of new common stock options, stock appreciation rights, restricted stock, common Stock Units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock and option and stock appreciation rights exercise prices).
(b)
In the event an Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within one year following the consummation of such Corporate Transaction, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.
13.5
Adjustments

Adjustments under this Section 13 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 13.1, 13.2, 13.3 and 13.4. This Section 13 shall not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that are not Corporate Transactions.

13.6
No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

14.
GENERAL PROVISIONS
14.1
Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

14.2
Nonexclusivity of the Plan.

The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee, in its discretion, determines desirable.

14.3
Withholding Taxes.
(a)
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which the same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 14.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
(b)
The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdiction).
(c)
Notwithstanding Section 2.14 or this Section 14.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 14.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.
14.4
Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

14.5
Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

14.6
Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

14.7
Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.8
Governing Law

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

14.9
Foreign Jurisdictions

To the extent the Committee determines that the terms set by the Committee imposed by the Plan preclude the achievement of the purposes of the Plan in jurisdictions outside the United States, the

Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices, or supplements to, or amendments, restatements, or alternative versions of the Plan as in effect for any other purposes. The special terms and any sub-plans, appendices, supplements, amendments, restatements, or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

14.10
Section 409A of the Code.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” within the meaning of Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s “separation from service” within the meaning of Code Section 409A will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Corporate Transaction, in no event will a Corporate Transaction be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Corporate Transaction for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

To record adoption of the Plan by the Board as of the Effective Date, the Company has caused its authorized officer to execute the Plan.

ORTHOFIX MEDICAL INC.

By:	/s/ Kimberley A. Elting
Name:	Kimberley A. Elting
Title:	President of Global Orthopedics; Chief Legal and Development Officer